General Compliance Policies for Trust & Adviser

Section 5:     Fiduciary Standards & Affiliated Persons Issues

5Ea.	Proxy Voting Policies and Procedures for the Adviser

Version	Effective Date
1	01-01-2012
2	02-01-2015
3	Sept. 2015
4	05-01-2017

Versions prior to 01-01-2012 available from the CCO’s Office upon request.

Last updated May 2017

5Ea.     Proxy Voting Policies and Procedures for the Adviser

General

The Advisers are registered investment advisers under Advisers Act and serve as the investment advisers to the Funds. The Advisers generally retain one or more sub-advisers to manage the assets of the Funds, including voting proxies with respect to a Fund’s portfolio securities. From time to time, however, the Advisers may elect to manage directly the assets of a Fund, including voting proxies with respect to such Fund’s portfolio securities, or a Fund’s Board may otherwise delegate to the Advisers authority to vote such proxies. Rule 206(4)-6 under the Advisers Act requires that a registered investment adviser adopt and implement written policies and procedures reasonably designed to ensure that it votes proxies with respect to a client’s securities in the best interest of the client. Pursuant thereto, the Advisers have adopted and implemented these proxy voting policies and procedures (the “Proxy Procedures”).

Procedure

Fiduciary Duty
The Advisers have a fiduciary duty to vote proxies on behalf of a Fund in the best interest of the Fund and its shareholders.

Voting of Proxies
The Advisers will vote proxies with respect to a Fund’s portfolio securities when authorized to do so by the Fund and subject to the Fund’s proxy voting policies and procedures and any further direction or delegation of authority by the Fund’s Board. The decision on how to vote a proxy will be made by the person(s) to whom the Advisers have from time to time delegated such responsibility (the “Designated Person”). The Designated Person may include the Fund’s portfolio manager(s) and a Proxy Voting Committee, as described below.

When voting proxies with respect to a Fund’s portfolio securities, the following standards will apply:

●	The Designated Person will vote based on what it believes is in the best interest of the Fund and its shareholders and in accordance with the Fund’s investment guidelines.

●	Each voting decision will be made independently. To assist with the analysis of voting issues and/or to carry out the actual voting process the Designated Person may enlist the services of (1) reputable professionals (who may include persons employed by or otherwise associated with the Advisers or any of its affiliated persons) or (2) independent proxy evaluation services such as Institutional Shareholder Services. However, the ultimate decision as to how to vote a proxy will remain the responsibility of the Designated Person.

●	The Advisers believe that a good management team of a company will generally act in the best interests of the company. Therefore, the Designated Person will take into consideration as a key factor in voting proxies with respect to securities of a company that are held by the Fund the quality of the company’s management. In general, the Designated Person will vote as recommended by company management except in situations where the Designated Person believes such recommended vote is not in the best interests of the Fund and its shareholders.

●	As a general principle, voting with respect to the same portfolio securities held by more than one Fund should be consistent among those Funds having substantially the same investment mandates.

●	The Advisers will provide the Fund, from time to time in accordance with the Fund’s proxy voting policies and procedures and any applicable laws and regulations, a record of the Advisers’ voting of proxies with respect to the Fund’s portfolio securities.

Material Conflicts of Interest
In carrying out its proxy voting responsibilities, the Advisers will monitor and resolve potential material conflicts (“Material Conflicts”) between the interests of (a) a Fund and (b) the Advisers or any of its affiliated persons. Affiliates of the Advisers include Manulife Financial Corporation and its subsidiaries. Material Conflicts may arise, for example, if a proxy vote relates to matters involving any of these companies or other issuers in which the Advisers or any of their affiliates has a substantial equity or other interest.

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Last updated May 2017

5Ea.     Proxy Voting Policies and Procedures for the Adviser

If the Advisers or a Designated Person become aware that a proxy voting issue may present a potential Material Conflict, the issue will be referred to the Advisers’ Legal Department and/or the Office of the CCO. If the Legal Department and/or the Office of the CCO, as applicable determines that a potential Material Conflict does exist, a Proxy Voting Committee will be appointed to consider and resolve the issue. The Proxy Voting Committee may make any determination that it considers reasonable and may, if it chooses, request the advice of an independent, third-party proxy service on how to vote the proxy.

Voting Proxies of Underlying Funds of a Fund of Funds
The Advisers or the Designated Person will vote proxies with respect to the shares of a Fund that are held by another Fund that operates as a Fund of Funds”) in the manner provided in the proxy voting policies and procedures of the Fund of Funds (including such policies and procedures relating to material conflicts of interest) or as otherwise directed by the board of trustees or directors of the Fund of Funds.

Proxy Voting Committee(s)
The Advisers will from time to time, and on such temporary or longer term basis as they deem appropriate, establish one or more Proxy Voting Committees. A Proxy Voting Committee shall include the Advisers’ CCO and may include legal counsel. The terms of reference and the procedures under which a Proxy Voting Committee will operate will be reviewed from time to time by the Legal and Compliance Department. Records of the deliberations and proxy voting recommendations of a Proxy Voting Committee will be maintained in accordance with applicable law, if any, and these Proxy Procedures.

Records Retention
The Advisers will retain (or arrange for the retention by a third party of) such records relating to proxy voting pursuant to these Proxy Procedures as may be required from time to time by applicable law and regulations, including the following:

1.	These Proxy Procedures and all amendments hereto;

2.	All proxy statements received regarding Fund portfolio securities;

3.	Records of all votes cast on behalf of a Fund;

4.	Records of all Fund requests for proxy voting information;

5.	Any documents prepared by the Designated Person or a Proxy Voting Committee that were material to or memorialized the basis for a voting decision;

6.	All records relating to communications with the Funds regarding Conflicts; and

7.	All minutes of meetings of Proxy Voting Committees.

The Fund Administration Department Investment Compliance group, the Office of the CCO, and/or the Legal Department are responsible for maintaining the documents set forth above as needed and deemed appropriate. Such documents will be maintained in the Fund Administration Department Investment Compliance group, Office of the CCO, and/or the Legal Department for the period set forth in the Records Retention Schedule.

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Last updated May 2017

5Ea.     Proxy Voting Policies and Procedures for the Adviser

Reporting to Fund Boards
The CCO of the Advisers will provide the Board with a copy of these Proxy Procedures, accompanied by a certification that represents that the Proxy Procedures have been adopted by the Advisers in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, the Advisers will provide the Board with notice and a copy of any amendments or revisions to the Procedures and will report quarterly to the Board all material changes to these Proxy Procedures.

The CCO’s annual written compliance report to the Board will contain a summary of material changes to the Proxy Procedures during the period covered by the report.

If the Advisers vote any proxies in a manner inconsistent with either these Proxy Procedures or a Fund’s proxy voting policies and procedures, the CCO will provide the Board with a report detailing such exceptions.

In the case of proxies voted by a sub-adviser to a Fund pursuant to the Fund’s proxy voting procedures, the Advisers will request the sub-adviser to certify to the Advisers that the sub-adviser has voted the Fund’s proxies as required by the Fund’s proxy voting policies and procedures and that such proxy votes were executed in a manner consistent with these Proxy Procedures and to provide the Advisers with a report detailing any instances where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures. The COO of the Advisers will then report to the Board on a quarterly basis regarding the sub-adviser certification and report to the Board any instance where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures.

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Last updated May 2017

General Compliance Policies for Trust & Adviser

Section 7:     Disclosures, Filings, and Reporting

7Ha.	John Hancock Funds Proxy Voting Procedures

Version	Effective Date
1	01-01-2012
2	02-01-2015
3	Sept. 2015

Versions prior to 01-01-2012 available from the CCO’s Office upon request.

Last updated: September 2015

General
The Majority of the Independent Board of Trustees (the “Board”) of each registered investment company of the Trusts, has adopted these proxy voting policies and procedures (the “Trust Proxy Policy”).

Each fund of the Trust or any other registered investment company (or series thereof) (each, a “fund”) is required to disclose its proxy voting policies and procedures in its registration statement and, pursuant to Rule 30b1-4 under the 1940 Act, file annually with the Securities and Exchange Commission and make available to shareholders its actual proxy voting record. In this regard, the Trust Policy is set forth below.

Delegation of Proxy Voting Responsibilities
It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by a fund to the fund’s investment adviser (“adviser”) or, if the fund’s adviser has delegated portfolio management responsibilities to one or more investment sub-adviser(s), to the fund’s sub-adviser(s), subject to the Board’s continued oversight. The sub-adviser for each fund shall vote all proxies relating to securities held by each fund and in that connection, and subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by each sub-adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Except as noted below under Material Conflicts of Interest, the Trust Proxy Policy with respect to a Fund shall incorporate that adopted by the Fund’s sub-adviser with respect to voting proxies held by its clients (the “Sub-adviser Proxy Policy”). Each Sub-adviser Policy, as it may be amended from time to time, is hereby incorporated by reference into the Trust Proxy Policy. Each sub-adviser to a Fund is directed to comply with these policies and procedures in voting proxies relating to portfolio securities held by a fund, subject to oversight by the Fund’s adviser and by the Board. Each Adviser to a Fund retains the responsibility, and is directed, to oversee each sub-adviser’s compliance with these policies and procedures, and to adopt and implement such additional policies and procedures as it deems necessary or appropriate to discharge its oversight responsibility. Additionally, the Trust’s Chief Compliance Officer (“CCO”) shall conduct such monitoring and supervisory activities as the CCO or the Board deems necessary or appropriate in order to appropriately discharge the CCO’s role in overseeing the sub-advisers’ compliance with these policies and procedures.

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

Voting Proxies of Underlying Funds of a Fund of Funds
A.	Where the Fund of Funds is not the Sole Shareholder of the Underlying Fund

With respect to voting proxies relating to the shares of an underlying fund (an “Underlying Fund”) held by a Fund of the Trust operating as a fund of funds (a “Fund of Funds”) in reliance on Section 12(d)(1)(G) of the 1940 Act where the Underlying Fund has shareholders other than the Fund of Funds which are not other Fund of Funds, the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of all other holders of such Underlying Fund shares.

B.	Where the Fund of Funds is the Sole Shareholder of the Underlying Fund

In the event that one or more Funds of Funds are the sole shareholders of an Underlying Fund, the Adviser to the Fund of Funds or the Trusts will vote proxies relating to the shares of the Underlying Fund as set forth below unless the Board elects to have the Fund of Funds seek voting instructions from the shareholders of the Funds of Funds in which case the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders.

1.	Where Both the Underlying Fund and the Fund of Funds are Voting on Substantially Identical Proposals

Last updated: September 2015

In the event that the Underlying Fund and the Fund of Funds are voting on substantially identical proposals (the “Substantially Identical Proposal”), then the Adviser or the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of the shareholders of the Fund of Funds on the Substantially Identical Proposal.

2.	Where the Underlying Fund is Voting on a Proposal that is Not Being Voted on by the Fund of Funds

(a)	Where there is No Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is no material conflict of interest between the interests of the shareholders of the Underlying Fund and the Adviser relating to the Proposal, then the Adviser will vote proxies relating to the shares of the Underlying Fund pursuant to its Proxy Voting Procedures.

(b)	Where there is a Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is a material conflict of interest between the interests of the shareholders of the Underlying Fund and the Adviser relating to the Proposal, then the Fund of Funds will seek voting instructions from the shareholders of the Fund of Funds on the proposal and will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders. A material conflict is generally defined as a proposal involving a matter in which the Adviser or one of its affiliates has a material economic interest.

Material Conflicts of Interest
If (1) a sub-adviser to a Fund becomes aware that a vote presents a material conflict between the interests of (a) shareholders of the Fund; and (b) the Fund’s Adviser, sub-adviser, principal underwriter, or any of their affiliated persons, and (2) the sub-adviser does not propose to vote on the particular issue in the manner prescribed by its Sub-adviser Proxy Policy or the material conflict of interest procedures set forth in its Sub-adviser Proxy Policy are otherwise triggered, then the sub-adviser will follow the material conflict of interest procedures set forth in its Sub-adviser Proxy Policy when voting such proxies.

If a Sub-adviser Proxy Policy provides that in the case of a material conflict of interest between Fund shareholders and another party, the sub-adviser will ask the Board to provide voting instructions, the sub-adviser shall vote the proxies, in its discretion, as recommended by an independent third party, in the manner prescribed by its Sub-adviser Proxy Policy or abstain from voting the proxies.

Securities Lending Program
Certain of the Funds participate in a securities lending program with the Trusts through an agent lender. When a Fund’s securities are out on loan, they are transferred into the borrower’s name and are voted by the borrower, in its discretion. Where a sub-adviser determines, however, that a proxy vote (or other shareholder action) is materially important to the client’s account, the sub-adviser should request that the agent recall the security prior to the record date to allow the sub-adviser to vote the securities.

Disclosure of Proxy Voting Policies and Procedures in the Trust’s Statement of Additional Information (“SAI”)
The Trust shall include in its SAI a summary of the Trust Proxy Policy and of the Sub-adviser Proxy Policy included therein. (In lieu of including a summary of these policies and procedures, the Trust may include each full Trust Proxy Policy and Sub-adviser Proxy Policy in the SAI.)

Last updated: September 2015

Disclosure of Proxy Voting Policies and Procedures in Annual and Semi-Annual Shareholder Reports
The Trusts shall disclose in annual and semi-annual shareholder reports that a description of the Trust Proxy Policy, including the Sub-adviser Proxy Policy, and the Trusts’ proxy voting record for the most recent 12 months ended June 30 are available on the Securities and Exchange Commission’s (“SEC”) website, and without charge, upon request, by calling a specified toll-free telephone number. The Trusts will send these documents within three business days of receipt of a request, by first-class mail or other means designed to ensure equally prompt delivery. The Fund Administration Department is responsible for preparing appropriate disclosure regarding proxy voting for inclusion in shareholder reports and distributing reports. The Legal Department supporting the Trusts is responsible for reviewing such disclosure once it is prepared by the Fund Administration Department.

Filing of Proxy Voting Record on Form N-PX

The Trusts will annually file their complete proxy voting record with the SEC on Form N-PX. The Form N-PX shall be filed for the twelve months ended June 30 no later than August 31 of that year. The Fund Administration department, supported by the Legal Department supporting the Trusts, is responsible for the annual filing.

Procedure
Review of Sub-advisers’ Proxy Voting
The Trusts have delegated proxy voting authority with respect to Fund portfolio securities in accordance with the Trust Policy, as set forth above.
Consistent with this delegation, each sub-adviser is responsible for the following:

1.

Implementing written policies and procedures, in compliance with Rule 206(4)-6 under the Advisers Act, reasonably designed to ensure that the sub-adviser votes portfolio securities in the best interest of shareholders of the Trusts.

2.

Providing the Advisers with a copy and description of the Sub-adviser Proxy Policy prior to being approved by the Board as a sub-adviser, accompanied by a certification that represents that the Sub-adviser Proxy Policy has been adopted in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, providing the Advisers with notice of any amendment or revision to that Sub-adviser Proxy Policy or with a description thereof. The Advisers are required to report all material changes to a Sub-adviser Proxy Policy quarterly to the Board. The CCO’s annual written compliance report to the Board will contain a summary of the material changes to each Sub-adviser Proxy Policy during the period covered by the report.

3.

Providing the Adviser with a quarterly certification indicating that the sub-adviser did vote proxies of the funds and that the proxy votes were executed in a manner consistent with the Sub-adviser Proxy Policy. If the sub-adviser voted any proxies in a manner inconsistent with the Sub-adviser Proxy Policy, the sub-adviser will provide the Adviser with a report detailing the exceptions.

Adviser Responsibilities
The Trusts have retained a proxy voting service to coordinate, collect, and maintain all proxy-related information, and to prepare and file the Trust’s reports on Form N-PX with the SEC.
The Advisers, in accordance with their general oversight responsibilities, will periodically review the voting records maintained by the proxy voting service in accordance with the following procedures:

1.	Receive a file with the proxy voting information directly from each sub-adviser on a quarterly basis.
2.	Select a sample of proxy votes from the files submitted by the sub-advisers and compare them against the proxy voting service files for accuracy of the votes.

Last updated: September 2015

3.	Deliver instructions to shareholders on how to access proxy voting information via the Trust’s semi-annual and annual shareholder reports.
The Fund Administration Department, in conjunction with the Legal Department supporting the Trusts, is responsible for the foregoing procedures.

Proxy Voting Service Responsibilities
Proxy voting services retained by the Trusts are required to undertake the following procedures:

●	Aggregation of Votes:
The proxy voting service’s proxy disclosure system will collect fund-specific and/or account-level voting records, including votes cast by multiple sub-advisers or third party voting services.

●	Reporting:
The proxy voting service’s proxy disclosure system will provide the following reporting features:

1.	multiple report export options;
2.	report customization by fund-account, portfolio manager, security, etc.; and
3.	account details available for vote auditing.

●	Form N-PX Preparation and Filing:
The Advisers will be responsible for oversight and completion of the filing of the Trusts’ reports on Form N-PX with the SEC. The proxy voting service will prepare the EDGAR version of Form N-PX and will submit it to the adviser for review and approval prior to filing with the SEC. The proxy voting service will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year. The Fund Administration Department, in conjunction with the Legal Department supporting the Trusts, is responsible for the foregoing procedures.

Last updated: September 2015

WELLS CAPITAL MANAGEMENT

POLICY AND PROCEDURES FOR PROXY VOTING

I. Introduction:

As a fiduciary, Wells Capital Management Inc. (“WellsCap”) is obligated to vote proxies in the best interests of its clients. WellsCap has developed a structure that is designed to ensure that proxy voting is conducted in an appropriate manner, consistent with the clients’ best interest and within the framework of this Proxy Voting Policy and Procedures (“Policy”). WellsCap has adopted this Policy in order to satisfy its fiduciary obligation. It is intended that this Policy also satisfies the requirements of Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers’ Act”) which requires an investment adviser that exercises voting authority over clients’ proxies to adopt written policies and procedures that are reasonably designed to ensure that those proxies are voted in the best interests of clients and to provide clients with information about how their proxies are voted.

WellsCap manages assets for a variety of clients: Taft-Hartley plans, governmental plans, foundations and endowments, corporations, investment companies and other collective investment vehicles. Unless the client specifically reserves the right to vote their own proxies, WellsCap will vote proxies with a goal of maximizing shareholder value as a long-term investor and consistent with the governing laws and investment policies of each portfolio. While securities are not purchased to exercise control or to seek to effect corporate change through share ownership, WellsCap supports sound corporate governance practices within companies in which they invest.

II. Voting

Philosophy:

When WellsCap accepts delegation from its clients to vote proxies, it does not delegate that authority to any other person or entity, but retains complete authority for voting all proxies on behalf of its clients. Not all clients delegate proxy-voting authority to WellsCap, however, and WellsCap will not vote proxies, or provide advice to clients on how to vote proxies in the absence of specific delegation of authority, a pre-existing contractual agreement, or an obligation under the applicable law (e.g., securities that are held in an investment advisory account for which WellsCap exercises no investment discretion are not voted by WellsCap). Also, WellsCap may not exercise discretion over shares that the client has committed to a stock loan program, which passes voting rights to the party with possession of the shares, or participate in time phased voting except when required by law. From time to time, WellsCap may participate with a dissident group to vote proxies. In such case, WellsCap’s appointment of an agent for limited purposes will not be deemed a delegation of authority under this Policy. The WellsCap proxy voting process allows different votes to be submitted for the same security. Our firm is organized as a collection of portfolio teams — each with its own unique investment philosophy and approach. Consistent with this structure, various portfolio managers holding the same securities may arrive at different voting conclusions for their clients’ proxies, to ensure the votes are in the clients’ best interests. WellsCap relies on an independent third party to provide research, administration, and executing votes based on their published guidelines. Notwithstanding, WellsCap retains final authority and fiduciary responsibility for proxy voting. Information regarding WellsCap’s proxy voting decisions are confidential. Therefore, the information may be shared on a need-to-know basis only, including within WellsCap and its affiliates.

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Responsibilities

1.	Proxy Administrator

WellsCap’s proxy voting process is administered by its Operations Department (“Proxy Administrator”), who reports to WellsCap’s Chief Operations Officer. The Proxy Administrator is responsible for administering and overseeing the proxy voting process to ensure the implementation of the Procedures. The Proxy Administrator monitors third party voting of proxies to ensure it is being done in a timely and responsible manner. The Proxy Administrator in conjunction with the Proxy Committee reviews the continuing appropriateness of the Procedures set forth herein, recommends revisions as necessary and provides an annual update on the proxy voting process.

2.

The Proxy Committee: The Proxy Committee is chaired by the Head of Equity Investments. The Committee members are selected from portfolio management groups and include Investment Risk personnel. Members of the Committee are subject to change upon approval from the Committee Chair.

3.

Individuals involved in the proxy voting and decision making process will seek advice from WellsCap Legal and/or Compliance with respect to any questions that they have regarding personal conflicts of interests, communications regarding proxies, or other related matters for guidance to the Committee, as necessary.

4.	Third Parties
To assist in its proxy-voting responsibilities, WellsCap subscribes to research and other proxy-administration services. Currently, WellsCap has contracted with Institutional Shareholder Services (“ISS”) a provider of proxy-voting services, to provide the following services to WellsCap:
●	Independently analyze and make recommendations for proxy proposals in accordance with the relevant voting platform;

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●	Receive all proxy information sent by custodians that hold securities of WellsCap’s Proxy Clients;
●	Posts proxy information on its password-protected website, including meeting dates, agendas, and ISS’s analysis;
●	Provides WellsCap with vote administration and execution, recordkeeping (proxy statements and votes), and reporting support services; and
●	Annual analysis and rationale for guideline amendments.

Methodology

Except in instances where clients have retained voting authority, WellsCap will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS. The Proxy Administrator reviews this information regularly and communicates with representatives of ISS to ensure that all agendas are considered and proxies are voted on a timely basis.

1. Voting Guidelines. WellsCap, through its proxy voting agent (ISS), votes proxies on different platforms subject to the client’s expressed goals. The two key platforms are: (i) the ISS’s Proxy Voting Guidelines, and (ii) ISS’s Taft Hartley Advisory Services platform, which researches recommendations made by the AFL-CIO. These Guidelines set forth how proxies will be voted on the issues specified. Depending upon the proposal and the platform, the guidelines may provide that proxies be voted “for” or “against” the proposal, or that the proposal should be considered on a case-by-case basis. The guideline may also be silent on a particular proposal, especially regarding foreign securities. ISS will vote proxies for or against as directed by the guidelines. Where the guidelines specify a “case by case” determination for a particular issue, ISS will evaluate the proxies based on thresholds established in the proxy guidelines relative to the platform. In addition, for proxies relating to issues not addressed in the guidelines, ISS will refer the vote to WellsCap. Finally, the Proxy Administrator shall have the authority to direct ISS to forward the proxy to him or her for a discretionary vote, in consultation with the Proxy Committee or the portfolio manager covering the subject security, if the Proxy Committee or the portfolio manager determines that a case-by-case review of such matter is warranted. Where a potential conflict of interest is identified (as described herein), WellsCap may not deviate from the Procedures unless it has a documented compelling purpose to do so.

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2. Voting Discretion. In all cases, the Proxy Administrator will exercise its voting discretion in accordance with the voting philosophy of the selected guideline. In cases where a proxy is forwarded by ISS to the Proxy Administrator, the Proxy Administrator may be assisted in its voting decision through receipt of: (i) independent research and voting recommendations provided by ISS, portfolio manager or research analyst with knowledge of the issuer and its securities (collectively “Portfolio Management”) or other independent sources; or (ii) information provided by company managements and shareholder groups. WellsCap believes that input from Portfolio Management is essential in the decision-making process for providing recommendations to proxy voting matters. Portfolio Management is, in WellsCap’s view, best able to evaluate the impact that the outcome on a particular proposal will have on the value of the issues shares. In the event that the Proxy Administrator is aware of a material conflict of interest involving Wells Fargo/WellsCap or any of its affiliates regarding a proxy that has been forwarded to him or her, the Proxy Administrator will, absent compelling circumstances, return the proxy to ISS to be independently voted in conformance with the voting guidelines of ISS.

Voting decisions made by the Proxy Administrator will be reported to ISS to ensure that the vote is registered in a timely manner.

3. Observance of the United Nations Principles of Responsible Investing and International Stewardship Codes. ISS’s Social Advisory Services has a proxy voting guideline that, on matters of social and environmental importance, seeks to reflect a broad consensus of the socially responsible investing community. In addition, ISS’s Sustainability Policy seeks to promote support for recognized global governing bodies encouraging sustainable business practices advocating for stewardship of environment, fair labor practices, non-discrimination, and the protection of human rights. As a signatory of the United Nations-supported Principles for responsible Investment (“UNPRI”) WellsCap has integrated environmental, social, and governance (“ESG”) factors into the proxy processes. Upcoming proxies are viewed through the lens of ISS’s Sustainability guidelines. A recommendation to change the vote to fall in line with the Sustainability policy may be made. These recommendations are reviewed by the Risk team and Proxy Committee.

4. Securities on Loan. As a general matter, securities on loan will not be recalled to facilitate proxy voting (in which case the borrower of the security shall be entitled to vote the proxy).

5. Share Blocking. Proxy voting in certain countries requires ‘share blocking’. Shareholders wishing to vote their proxies must deposit their shares with a designated depositary before the date of the meeting. Consequently, the shares may not be sold in the period preceding the proxy vote. Absent compelling reasons, WellsCap believes that the benefit derived from voting these shares is outweighed by the burden of limited trading. Therefore, if share blocking is required in certain markets, WellsCap will not participate and refrain from voting proxies for those clients impacted by share blocking.

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6. Voting Restrictions. Where there are proxy voting restrictions applied by country or issuer, such as a required power of attorney and partial share restrictions, WellsCap will vote proxies on a best efforts basis.

7. Conflicts of Interest. WellsCap has obtained a copy of ISS policies, procedures and practices regarding potential conflicts of interest that could arise in ISS proxy voting services to WellsCap as a result of business conducted by ISS. WellsCap believes that potential conflicts of interest by ISS are minimized by these policies, procedures and practices. In addition, Wells Fargo and/or WellsCap may have a conflict of interest regarding a proxy to be voted upon if, for example, in the case where Wells Fargo and/or WellsCap or its affiliates have a significant business relationship with the issuer of the proxy. A conflict of interest is considered to be “material” to the extent that a reasonable person could expect the conflict to influence WellsCap’s decision on the particular vote at issue. WellsCap believes that, in most instances, any material conflicts of interest will be minimized through a strict and objective application by ISS of the voting guidelines. However, when the Proxy Administrator is aware of a material conflict of interest regarding a matter that would otherwise require a vote by WellsCap, the Proxy Administrator shall defer to ISS, as an independent third party, to vote in conformance with the voting guidelines of ISS. In addition, the Proxy Administrator will seek to avoid any undue influence as a result of any material conflict of interest that exists between the interest of a client and WellsCap or any of its affiliates. To this end, an independent fiduciary engaged by Wells Fargo will direct the Proxy Administrator on voting instructions for the Wells Fargo proxy.

8. Regulatory Conflicts/Restrictions. When the Proxy Administrator is aware of regulatory conflicts or restrictions, the Proxy Administrator shall defer to ISS to vote in conformance with ISS’s voting guidelines to avoid any regulatory violations.

9. Vendor Oversight: WellsCap Operations monitors the ISS proxy process against specific criteria in order to identify potential issues relating to account reconciliation, unknown and rejected ballot reviews, upcoming proxy reviews, share reconciliation oversight, etc.

III. Other Provisions

Guideline Review
The Proxy Committee meets at least annually to review this Policy and consider changes to it. Meetings may be convened more frequently (for example, to discuss a specific proxy agenda or proposal) as requested by the Manager of Proxy Administration, any member of the Proxy Committee, or WellsCap’s Chief Compliance Officer. The Proxy Committee includes representation from Portfolio Management, Operations, Portfolio Risk Management and Compliance (Compliance does not vote on the proxies).

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Record Retention
WellsCap will maintain the following records relating to the implementation of the Procedures:
■	A copy of these proxy voting polices and procedures;
■	Proxy statements received for client securities (which will be satisfied by relying on ISS);
■	Records of votes cast on behalf of clients (which ISS maintains on behalf of WellsCap);
■	Records of each written client request for proxy voting records and WellsCap’s written response to any client request (written or oral) for such records; and
■	Any documents prepared by WellsCap or ISS that were material to making a proxy voting decision.

Such proxy voting books and records shall be maintained at an office of WellsCap in an easily accessible place for a period of six years.

Disclosure of Policies and Procedures
WellsCap will disclose to its clients a summary description of its proxy voting policy and procedures via mail. A detail copy of the policy and procedures will be provided to clients upon request by calling 1-800-736-2316.

WellsCap will also provide proxy statements and any records as to how WellsCap voted proxies on behalf its client upon request. Clients may contact WellsCap at 1-800-736-2316 or by e-mail at riskmgt@wellsfargo.com to request a record of proxies voted on their behalf.

Except as otherwise required by law, WellsCap has a general policy of not disclosing to any issuer or third party how its client proxies are voted.

Voting Members of WellsCap Proxy Committee

Jon Baranko- Director of Equity Investments
Jim Tringas- Equity Style Lead Manager Bobby Chen- Investment Product Specialist
Robert Junkin- Equity Style Portfolio Analyst
John Hockers- Co-Head of Portfolio Risk Management and Analytics
Kevin Cole – Risk Analyst
Jennifer Vraney- Operations Manager

Consulting members of WellsCap Proxy Committee (Non-Voting)

Siobhan Foy- Chief Compliance Officer

Approved by the Proxy Committee: September, 2017

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